                                                                     Exhibit 3.1

Secretary of State
State of Wyoming
The Capitol
Cheyenne, WY 82002-0020



                               STATE OF WYOMING
                                APPLICATION FOR
                         CERTIFICATION OF REGISTRATION
                          AND ARTICLES OF CONTINUANCE


     Pursuant to W.S. 17-16-1710 of the Wyoming Business Corporation Act, the undersigned hereby submits the following Articles of Continuance:

1.   The name of the Corporation is USA VIDEO INTERACTIVE CORP.

2.   It is incorporated under the laws of the Province of Alberta, Canada.

3. The date of its incorporation is April 18, 1986 and the period of its duration is perpetual and unlimited.

4.   The address of the principal office is:

          2200, AGT Tower
          411 - 1st Street S.E.
          Calgary, Alberta
          Canada, T2G 5E7

5.   The mailing address where correspondence and annual reports can be sent:

          2200, AGT Tower
          411 - 1st Street S.E.
          Calgary, Alberta
          Canada, T2G 5E7

6. The physical address of its registered office in Wyoming and name of its registrant at that address is:

          Registered Agencies Services, Inc.
          1912 Capitol Avenue
          Cheyenne, Wyoming 82001

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                                      -2-

7. The purpose or purpose of the corporation which it proposes to pursue in the transaction of business in this state.

          All purposes permitted to a corporation by the laws of the State of Wyoming.

8.        The names and respective addresses of its officers and directors are:

==============================================================================================
          OFFICE                  NAME                     ADDRESS
==============================================================================================
    President                   Frank Bowden              5837 Sky Park Drive
                                                          Plano, Texas 75093
----------------------------------------------------------------------------------------------
    Vice-President                 N/A
----------------------------------------------------------------------------------------------
    Secretary                Anton J. Drescher            5561 Rugby Avenue
                                                          Burnaby, British Columbia, Canada
----------------------------------------------------------------------------------------------
    Treasurer                Anton J. Drescher            5561 Rugby Avenue
                                                          Burnaby, British Columbia, Canada
                                                          V5E 2N2
----------------------------------------------------------------------------------------------
    Director                  Gordon F. Lee               526 Maple
                                                          Beverly HIlls, California 90210
----------------------------------------------------------------------------------------------
    Director                  Andrew Prowse               2659 West 34th Avenue
                                                          Vancouver, British Columbia,
                                                          Canada
                                                          Y6N 213
----------------------------------------------------------------------------------------------
    Director                 Gerhard Drescher             76 West 14th Avenue
                                                          Vancouver, British Columbia,
                                                          Canada
                                                          V5Y 1W6
----------------------------------------------------------------------------------------------
    Director                  Frank Bowden                5837 Sky Park Drive
                                                          Plano, Texas 75093
----------------------------------------------------------------------------------------------
    Director                 Norman J.Bonin               5769 Anchor Road
                                                          British Columbia, Canada
                                                          3A0
----------------------------------------------------------------------------------------------
    Director                 Robert E. Runlce             10940 South Parker Road
                                                          Box 503, Parker, Colorado 80134-
                                                          7440
----------------------------------------------------------------------------------------------
    Director                 Anton J. Drescher            5561 Rugby Avenue
                                                          Burnaby, British Columbia, Canada
                                                          V5E 2N2
==============================================================================================

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                                      -3-

9. The aggregate number of shares or other ownership units which it has the authority to issue, itemized by classes, par value or shares, shares without par value and series, if any, within a class is:

================================================================================
  NUMBER OF SHARES            CLASS               SERIES         PAR VALUE
                                                                 PER SHARE
================================================================================
    250,000,000               Common                N/A             N/A
--------------------------------------------------------------------------------
    250,000,000               Preferred             N/A             N/A
================================================================================

10. The aggregate number of issued or other ownership units itemized by classes, par value of shares, shares without par value and series, if any, within a class is:

================================================================================
  NUMBER OF SHARES            CLASS               SERIES         PAR VALUE
                                                                 PER SHARE
================================================================================
     13,975,940               Common                N/A             N/A
--------------------------------------------------------------------------------
        NIL                   Preferred             N/A             N/A
================================================================================

11. The corporation accepts the Constitution of this state in compliance with the requirements of article 10, section 5 of the Wyoming constitution.

12. The Board of Directors may determine, in whole or in part, the preferences, limitations and relative rights, within the limits set forth in W.S. SS 17-16-601, or any successor statute, of any class of its preferred shares before the issuance of any shares of that class or one or more series within that class before the issuance of any shares of that series.

     DATED This 14 day of February, 1995:

                                        USA VIDEO INTERACTIVE CORP.


                                        per: /s/ Anton J. Drescher
                                             -------------------------
                                             ANTON J. DRESCHER,
                                             Secretary/Treasurer,
                                             Director, Chief Financial Officer